Exhibit 10.5

EXCHANGE AGREEMENT

between

RCS CAPITAL CORPORATION

and

RCAP HOLDINGS, LLC

Dated as of June 10, 2013

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This EXCHANGE AGREEMENT dated as of June 10, 2013, is entered into between RCS Capital Corporation, a Delaware corporation (the “Corporation”), and RCAP Holdings, LLC, a Delaware limited liability company (“RCAP”).

WHEREAS, in connection with the closing of the IPO (as defined herein), the Corporation intends to consummate the transactions described in the Registration Statement on Form S-1 filed with the Commission (as defined herein) on February 22, 2013, as amended heretofore (Registration No. 333-186819), including, among other things, the issuance of its Class A Shares (as defined herein) to the public;

WHEREAS, immediately prior to the closing of the IPO, the Corporation will issue its Class B Shares (as defined herein) to RCAP.

WHEREAS, immediately following the IPO, the Corporation will own: (i) the number of Class A Units of Realty Capital Securities, LLC, a Delaware limited liability company, set forth opposite its name on Schedule A hereto; (ii) the number of Class A Units of RCS Advisory Services, LLC, a Delaware limited liability company, set forth opposite its name on Schedule A hereto; and (iii) the number of Class A Units of American National Stock Transfer, LLC, a Delaware limited liability company, set forth opposite its name on Schedule A hereto (Realty Capital Securities, LLC, RCS Advisory Services, LLC, American National Stock Transfer, LLC and their respective successors thereto, collectively, referred to herein as the “Operating Subsidiaries”);

WHEREAS, immediately following the IPO, RCAP will own: (i) the number of Class B Units of Realty Capital Securities, LLC set forth opposite its name on Schedule A hereto; (ii) the number of Class B Units of RCS Advisory Services, LLC set forth opposite its name on Schedule A hereto; and (iii) the number of Class B Units of American National Stock Transfer, LLC set forth opposite its name on Schedule A hereto, all of which units are paired together in denominations of one unit of each Operating Subsidiary (referred to herein as an “Operating Subsidiaries Group Unit”);

WHEREAS, the parties hereto desire to provide for the post-IPO exchange of Operating Subsidiaries Group Units for Class A Shares of the Corporation, on the terms and subject to the conditions set forth herein;

WHEREAS, the Corporation shall have no obligation to acquire any Operating Subsidiaries Group Unit from RCAP unless RCAP exercises its Exchange Right (as defined herein) with respect to such Operating Subsidiaries Group Unit; and

WHEREAS, the parties intend that an Exchange (as defined herein) consummated hereunder be treated for U.S. Federal income tax purposes, to the extent permitted by law, as a taxable sale of Operating Subsidiaries Group Units.

NOW, THEREFORE, in consideration of the mutual covenants and undertakings contained herein and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

ARTICLE 1
Definitions

Section 1.01.         Definitions. As used in this Agreement, the following terms shall have the following meanings:

“Affiliate” means, with respect to any Person, any other Person that directly or indirectly, through one or more intermediaries, Controls, is Controlled by, or is under common Control with, such first Person.

“Agreement” means this Exchange Agreement, as it may be amended from time to time in accordance with the terms hereof.

“Board” means the Board of Directors of the Corporation.

“Business Day” means any day except a Saturday, Sunday or other day on which commercial banks in New York City are authorized by law to close.

“Change of Control” means: (a) any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act, as in effect on date the IPO is consummated), other than RCAP, (i) is or becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, as in effect on the date the IPO is consummated), directly or indirectly, of 50% or more of the voting stock of the Corporation or, in the context of a consolidation, merger or other corporate reorganization in which the Corporation is not the surviving entity, 50% or more of the voting stock generally entitled to elect directors of such surviving entity (or in the case of a triangular merger, of the parent entity of such surviving entity), or (ii) has obtained the power (whether or not exercised) to elect a majority of the Board or the board of directors (or equivalent governing body) of any of the Corporation’s successors; (b) the Board or the board of directors (or equivalent governing body) of any successor of the Corporation shall cease to consist of a majority of the Continuing Directors; or (d) the sale, assignment, conveyance, transfer, lease or other disposition (directly or indirectly, whether by way of merger, asset sale, equity sale, consolidation or otherwise), in one or a series of related transactions, of 50% or more of the value of the Operating Subsidiaries taken as a whole to any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act, as in effect on the date the IPO is consummated) other than (i) to the Corporation, any Controlled Affiliate of the Corporation, RCAP or any Affiliate of RCAP, or (ii) pursuant to the Reorganization. As used herein, the term “Reorganization” shall mean a transaction or series of related transactions pursuant to which an entity (the ownership interests of which are held by the same Persons and in the same relative proportions as the ownership interests of the Operating Subsidiaries immediately prior to the transaction(s)) is interposed as the direct owner of all ownership interests of the Operating Subsidiaries.

“Class A Shares” means shares of Class A common stock, par value $0.001 per share, of the Corporation.

“Class B Shares” means shares of Class B common stock, par value $0.001 per share, of the Corporation.

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“Closing” means the closing of an Exchange pursuant to Section 2.01.

“Code” means the Internal Revenue Code of 1986, as amended.

“Commission” means the United States Securities and Exchange Commission.

“Continuing Directors” means the directors of the Corporation on the date of the pricing of the IPO and each other director of the Corporation if such director’s election or nomination for election to the Board or the board of directors (or equivalent governing body) of any successor of the Corporation is approved or recommended by a majority of the then-Continuing Directors.

“Control” (and any form thereof, including “Controlled by” and “Controlled”) means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract or otherwise.

“Corporation” has the meaning set forth in the preamble to this Agreement.

“Exchange,” when used as a noun, means the exchange from time to time by RCAP of one or more Operating Subsidiaries Group Units for Class A Shares as described in Section 2.01. “Exchange,” when used as a verb and “Exchanging,” when used as an adjective, shall have correlative meanings.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Exchange Rate” shall be 1 Operating Subsidiaries Group Unit for 1 Class A Share.

“Exchange Request” means an written notice to the Corporation, delivered at least 20 days in advance of any Exchange, setting forth the number of Operating Subsidiaries Group Units to be Exchanged for Class A Shares and the number of Class B Shares to be concurrently delivered to the Corporation for cancellation, as described in Section 2.01(a) of this Agreement.

“Exchange Right” means RCAP’s right to exchange from time to time one or more Operating Subsidiaries Group Units for Class A Shares pursuant to Section 2.01 of this Agreement.

“Extraordinary Event” shall mean any of the following: (i) a Change of Control; (ii) if the Corporation conducts any business, either directly, or indirectly through any Person (other than (A) the Operating Subsidiaries, (B) the Operating Subsidiaries’ wholly owned subsidiaries and (C) the Operating Subsidiaries’ non-wholly owned subsidiaries, provided that, in the case of this clause (C), none of the other direct or indirect holders of any equity securities or other equity interests of such subsidiary is an Affiliate Controlled by the Corporation or in which the Corporation owns (directly or indirectly) equity interests (in each case other than through the Operating Subsidiaries)); (iii) if any Operating Subsidiary is dissolved, liquidated or wound up (whether pursuant to its respective LLC Agreement or otherwise); or (iv) the occurrence of any breach by the Corporation of any Transaction Document to which RCAP is a party that (A) materially and adversely affects RCAP and (B) if capable of being cured, is not cured by the Corporation within 30 days of the Corporation’s receipt of written notice specifying such breach.

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“Extraordinary Event Notice” has the meaning set forth in Section 2.05.

“Fiscal Quarter” means each fiscal quarter ending on the last day of each of March, June, September and December of any Fiscal Year.

“Fiscal Year” means the fiscal year ending on December 31 of each calendar year.

“Governmental Entity” means any court, administrative agency, regulatory body, commission or other governmental authority, board, bureau or instrumentality, domestic or foreign, and any subdivision thereof.

“Group Equity Interests” means, collectively, the Class A Shares, the Class B Shares, the Class A Units of each of the Operating Subsidiaries and the Class B Units of each of the Operating Subsidiaries.

“IPO” means the initial public offering of Class A Shares.

“Liens” means any and all liens, charges, security interests, options, claims, mortgages, pledges, proxies, voting trusts or agreements, obligations, understandings or arrangements or other restrictions on title or transfer of any nature whatsoever.

“LLC Agreements” means, collectively, (a) the Amended and Restated Limited Liability Company Agreement of Realty Capital Securities, LLC; (b) the Amended and Restated Limited Liability Company Agreement of RCS Advisory Services, LLC; and (c) the Amended and Restated Limited Liability Company Agreement of American National Stock Transfer, LLC, as they may each be amended from time to time in accordance with the terms thereof.

“Lock-Up Agreement” means the Lock-Up Agreement entered into by RCAP in connection with the IPO.

“Lock-Up Period” means the Lock-Up Period under and as defined in RCAP’s Lock-Up Agreement.

“Notice” has the meaning set forth in Section 3.03.

“Operating Subsidiaries” has the meaning set forth in the recitals to this Agreement.

“Operating Subsidiaries Group Unit” has the meaning set forth in the recitals to this Agreement, and includes any such Operating Subsidiaries Group Unit acquired after the date of this Agreement.

“Person” means any individual, corporation, firm, partnership, joint venture, limited liability company, estate, trust, business association, organization, Governmental Entity or other entity.

“RCAP” has the meaning set forth in the Preamble.

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“Registration Rights Agreement” means that certain Registration Rights Agreement dated as of June 10, 2013, among the Corporation and the other parties named therein, as the same may be amended from time to time in accordance with the terms thereof.

“Restricted Class A Shares” has the meaning set forth in Section 3.01.

“Securities Act” means the Securities Act of 1933, as amended.

“Tax Receivable Agreement” means that certain Tax Receivable Agreement dated as of June 10, 2013, among the Corporation, RCAP and the Operating Subsidiaries, as the same may be amended from time to time in accordance with the terms thereof.

“Transaction Documents” means this Agreement, the LLC Agreements, the Registration Rights Agreement and the Tax Receivable Agreement.

“Transfer,” when used as a verb, means, with respect to any Class A Shares, to directly or indirectly pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any of such Class A Shares, or to enter into any swap or other arrangement that transfers to another Person, in whole or in part, any of the economic consequences of ownership of such Class A Shares, whether any such transaction is to be settled by delivery of Class A Shares, other securities, cash or otherwise. “Transfer,” when used as a noun, shall have a correlative meaning.

“Transfer Agent” has the meaning set forth in Section 2.01(e)(i).

Section 1.02.         Other Definitional and Interpretative Provisions. For the purposes of this Agreement, the words “it,” “he,” “his” or “himself” shall be interpreted to include the masculine, feminine and corporate, other entity or trust form. The words “hereof,” “herein” and “hereunder” and words of like import used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The captions herein are included for convenience of reference only and shall be ignored in the construction or interpretation hereof. Any singular term in this Agreement shall be deemed to include the plural, and any plural term the singular. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation,” whether or not they are in fact followed by those words or words of like import. “Writing,” “written” and comparable terms refer to printing, typing and other means of reproducing words (including electronic media) in a visible form. References to any agreement or contract are to that agreement or contract as amended, modified or supplemented from time to time in accordance with the terms thereof. References to any Person include the successors and permitted assigns of that Person. References from or through any date mean, unless otherwise specified, from and including or through and including, respectively.

ARTICLE 2
Exchange

Section 2.01.         Exchanges. (a) Permissible Exchanges. (i) Upon the terms and subject to the conditions of this Article 2, RCAP may elect to Exchange from time to time, in one or more Exchanges, up to one hundred percent (100%) of its Operating Subsidiaries Group Units by delivering an Exchange Request to the Corporation.

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(ii)         RCAP may revoke an Exchange Request with respect to any or all of the Operating Subsidiaries Group Units set forth therein by delivery of a notice to such effect to the Corporation at any time prior to the Closing for any reason. RCAP shall further be entitled to delay the Closing of the requested Exchange pursuant to this Section 2.01(a)(ii) upon the occurrence of one or more of the following events (with the date of such Closing to be determined pursuant to Section 2.01(c)): (A) the registration statement pursuant to which the Class A Shares to be acquired by RCAP at or immediately following the Closing shall have ceased to be effective; (B) the Corporation shall have failed to cause any related prospectus to be supplemented by any required prospectus supplement necessary to effect such sale; (C) the Corporation shall have exercised its right to defer, delay or suspend the filing or effectiveness of a registration statement (whether pursuant to the Registration Rights Agreement or otherwise), and such deferral, delay or suspension shall affect the ability of RCAP to register its Class A Shares at or immediately following the Closing; (D) the Corporation shall have disclosed to RCAP any material non-public information concerning the Corporation, the receipt of which results in RCAP being prohibited from selling Class A Shares at or immediately following the Closing without disclosure of such information (and the Corporation does not permit disclosure); (E) any stop order relating to the registration statement pursuant to which the Class A Shares were to be registered by RCAP at or immediately following the Closing shall have been issued by the Commission; (F) the Closing, or the closing of the registered offering or the effectiveness of any registration, shall have been delayed; (G) there shall have occurred a material disruption in the securities markets generally or in the market or markets in which the Class A Shares are then traded; (H) there shall be in effect an injunction, a restraining order or a decree of any nature of any Governmental Entity that restrains or prohibits the Exchange of Operating Subsidiaries Group Units for Class A Shares, the concurrent transfer of Class B Shares for cancellation, the concurrent issuance of Class A Units of the Operating Subsidiaries to the Corporation (as described in Section 2.01(d)(iv)) or the registration or sale of any Class A Shares pursuant to a registration statement; or (I) the Corporation shall have failed to comply in all material respects with its obligations under the Registration Rights Agreement, and such failure shall have affected the ability of RCAP to consummate the registration or sale of Class A Shares in a manner not expressly contemplated under clauses (A) through (H) above.

(iii)        Each Exchange Request shall set forth the number of Operating Subsidiaries Group Units that RCAP wishes to Exchange for Class A Shares at the applicable Closing and the number of Class B Shares to be delivered for cancellation at the Closing (which shall be equal to the number of Operating Subsidiaries Group Units to be Exchanged). If any Exchange Request is made in connection with a contemplated underwritten offering of Class A Shares and such underwritten offering includes any option being granted to the underwriters or any other Person to acquire an additional number of Class A Shares in connection with such offering, then (A) each Exchange Request related to Operating Subsidiaries Group Units to be Exchanged for Class A Shares that will be included in such underwritten offering shall also specify the maximum number of additional Operating Subsidiaries Group Units that RCAP desires to have Exchanged only in the event that such option is exercised (it being understood that (x) the party exercising such option may have the right to do so in part, in which case the additional Operating Subsidiaries Group Units Exchanged in connection with such offering will be limited to the amount necessary to fulfill the delivery obligation with respect to the Class A Shares that are actually to be acquired upon exercise of such option, and (y) the allocation of Class A Shares to be acquired pursuant to an exercise of any such option among the Persons participating in such offering may not be known at the time of the delivery of the original Exchange Request, in which case the maximum number of additional Operating Subsidiaries Group Units to potentially be Exchanged will be communicated to the Corporation pursuant to a supplement to the Exchange Request delivered promptly following the time at which such determination is made, which supplement to the Exchange Request need not be delivered 20 days in advance of the applicable Exchange) and (B) the Closing of the Exchange of any additional Operating Subsidiaries Group Units to fulfill RCAP’s delivery obligation with respect to the Class A Shares that are to be acquired upon exercise of any such option will occur immediately prior to the time that delivery of the Class A Shares is to be made.

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(iv)        In the Exchange Request, RCAP shall represent that it owns the Operating Subsidiaries Group Units and Class B Shares to be delivered at the applicable Closing pursuant to Section 2.01(e)(i) and Section 2.01(e)(ii), free and clear of all Liens, except as may be set forth therein and other than transfer restrictions imposed by or under applicable securities laws, the LLC Agreements and this Agreement. If there are any Liens identified in the Exchange Request (other than transfer restrictions imposed by or under applicable securities laws, the LLC Agreements and this Agreement), RCAP shall covenant that RCAP will deliver at the applicable Closing evidence reasonably satisfactory to the Corporation that all such Liens have been released.

(v)         No Exchange shall be permitted (and, if attempted, shall be void ab initio) if, in the good faith determination of any Operating Subsidiary, such Exchange would pose a material risk that such Operating Subsidiary would be a “publicly traded partnership” as defined in Section 7704 of the Code.

(vi)        Each Exchange pursuant to this Section 2.01(a) shall be at the Exchange Rate in effect at the applicable Closing.

(b)          Relative Value Determination. Promptly following the delivery of an Exchange Request pursuant to Section 2.01(a), the Audit Committee of the Board shall, in good faith, make a written determination of the relative value of each Operating Subsidiary as of the applicable Closing date and the parties hereto agree to be bound by such determination, including for tax reporting purposes; provided, however, that if the Operating Subsidiaries shall have received a valuation or an opinion from a financial advisor of national reputation regarding such relative values dated within 90 days of the applicable Closing date, and the Audit Committee of the Board shall have determined in its good faith judgment that no material change has occurred, or is expected to occur prior to the Closing, with respect to the Operating Subsidiaries, the Operating Subsidiaries may elect to use such valuation or opinion for purposes of this Section 2.01(b) and the parties hereto agree to be bound by such valuation or opinion, including for tax reporting purposes.

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(c)          Closing. (i) If an Exchange Request has been delivered pursuant to Section 2.01(a)(i), then (subject to Section 2.01(d)) the Closing of such Exchange shall occur on the date that is the later of: (A) the fifth Business Day following the last Business Day of the Fiscal Quarter during which such Exchange Request has been delivered; and (B) the fifth Business Day following the date on which the conditions giving rise to any delay pursuant to Section 2.01(a)(ii) cease to exist. Subject to the immediately preceding sentence, the parties shall effect the Closing at such time, at such place, and in such manner, as they shall agree in writing.

(ii)         At each Closing: (A) all rights of RCAP, as holder of the Operating Subsidiaries Group Units being Exchanged, shall terminate; (B) the Class B Shares delivered at the Closing shall be automatically cancelled on the books and records of the Corporation and shall no longer be deemed to be issued and outstanding capital stock of the Corporation; and (C) RCAP shall be treated for all purposes as the holder of the Class A Shares delivered at the Closing.

(d)          Closing Conditions. (i) The obligation of any of the parties to consummate an Exchange pursuant to this Section 2.01 shall be subject to: (A) the condition that there shall be no injunction, restraining order or decree of any nature of any Governmental Entity that is then in effect that restrains or prohibits the Exchange of Operating Subsidiaries Group Units for Class A Shares or the transfer of Class B Shares for cancellation; and (B) the condition that the Exchange would not require an application for approval in accordance with Rule 1017 promulgated by the Financial Industry Regulatory Authority (or any successor agency) (unless such approval has previously been obtained).

(ii)         The obligation of the Corporation to consummate an Exchange pursuant to this Section 2.01 shall be subject to the delivery by RCAP of the items specified in clauses (i), (ii) and (iii) of Section 2.01(e).

(e)          Closing Deliveries. At or prior to each Closing:

(i)          to the extent that RCAP’s Class B Units are certificated, RCAP shall deliver to the Corporation certificates representing the number of Class B Units that, collectively, comprise the Operating Subsidiaries Group Units to be Exchanged for Class A Shares as specified in the applicable Exchange Request (or an affidavit of loss in lieu thereof in customary form, but without any requirement to post a bond or furnish any other security), accompanied by unit powers, in form reasonably satisfactory to the corporate secretary of the Corporation (the “Transfer Agent”), duly executed in blank by RCAP or its duly authorized attorney;

(ii)         RCAP shall deliver to the Corporation for cancellation one or more certificates representing a number of Class B Shares equal to the number of Operating Subsidiaries Group Units specified in the applicable Exchange Request, subject to adjustment based on the Exchange Rate in effect at the applicable Closing (or an affidavit of loss in lieu thereof in customary form, but without any requirement to post a bond or furnish any other security), accompanied by stock powers, in form reasonably satisfactory to the Transfer Agent, duly executed in blank by RCAP or its duly authorized attorney;

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(iii)        if applicable, RCAP shall deliver evidence reasonably satisfactory to the Corporation that all Liens on its Operating Subsidiaries Group Units and Class B Shares delivered pursuant to Sections 2.01(e)(i) and 2.01(e)(ii) have been released (other than transfer restrictions imposed by or under applicable securities laws, the LLC Agreements and this Agreement);

(iv)        if RCAP delivers to the Corporation, pursuant to either Section 2.01(e)(i) or 2.01(e)(ii), a certificate representing a number of Class B Units or Class B Shares that is greater than the number of Operating Subsidiaries Group Units or Class B Shares specified in the applicable Exchange Request, the Corporation will deliver (and, if applicable, cause the Operating Subsidiaries to deliver) to RCAP certificates representing the excess Class B Units or Class B Shares, as applicable;

(v)         each Operating Subsidiary shall deliver to the Corporation a certificate (or other indicia of ownership) representing the number of Class A Units of such Operating Subsidiary equal to the number of Class B Units of such Operating Subsidiary that were Exchanged and thereafter automatically converted, in accordance with Section 3.02(b) of such Operating Subsidiary’s LLC Agreement, into Class B Units; and

(vi)        the Corporation shall deliver to RCAP a certificate representing the number of Class A Shares that RCAP is entitled to receive for Operating Subsidiaries Group Units in the Exchange.

Section 2.02.         Reservation of Class A Shares; Listing. The Corporation shall at all times reserve and keep available out of its authorized but unissued Class A Shares, solely for the purpose of issuance upon an Exchange, such number of Class A Shares as shall be issuable upon any such Exchange; provided, however, that nothing contained herein shall be construed to preclude the Corporation from satisfying its obligations in respect of any such Exchange by delivery of purchased Class A Shares (which may or may not be held in the treasury of the Corporation). If any Class A Shares require registration with or approval of any Governmental Entity under any federal or state law before such Class A Shares may be issued upon an Exchange, the Corporation shall cause such Class A Shares to be duly registered or approved, as the case may be. The Corporation shall list the Class A Shares required to be delivered upon any such Exchange prior to such delivery upon each national securities exchange upon which the outstanding Class A Shares are listed at the time of such Exchange (it being understood that any such shares may be subject to transfer restrictions under applicable securities laws). The Corporation covenants that all Class A Shares issued upon an Exchange will, upon issuance, be validly issued, fully paid and non-assessable.

Section 2.03.         Additional Covenants of the Parties.

(a)          Any subdivision (by any stock split, unit split, stock dividend, unit distribution, reclassification, reorganization, recapitalization or otherwise) or combination (by reverse stock split, reverse unit split, reclassification, reorganization, recapitalization or otherwise) of a class, series or type of Group Equity Interest shall be accompanied by an identical subdivision or combination, as applicable, of the other classes, series or types of Group Equity Interests.

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(b)          The Corporation shall, and shall cause the Operating Subsidiaries to, comply with their respective obligations under Sections 3.02(c), 3.02(d), 3.02(e) and 3.03 of each LLC Agreement.

(c)          It is intention of the parties to preserve their relative ownership of the Group Equity Interests. In furtherance of the foregoing, the parties agree that any Transfer of units of an Operating Subsidiary to a transferee thereof shall be accompanied by the simultaneous Transfer of an equal number of the same class, series or type of units of the other Operating Subsidiaries to such transferee.

(d)          This Agreement shall apply to, mutatis mutandis¸ and all references to any Group Equity Interest shall be deemed to refer to, any securities (other than securities issued in respect of such Group Equity Interest by reason or any dividend, distribution or other similar transaction) which may be issued in respect of, in exchange for or in substitution of such Group Equity Interest, by reason of any split, reverse split, combination, reclassification, reorganization, recapitalization, merger, exchange (other than an Exchange) or other similar transaction.

Section 2.04.         Expiration. If an Operating Subsidiary is dissolved, liquidated or wound up pursuant to its respective LLC Agreement or otherwise, references in this Agreement to “Operating Subsidiaries Group Units” shall be deemed to no longer to refer to the Class B Units of such Operating Subsidiary.

Section 2.05.         Extraordinary Events.

(a)          To the extent the Corporation has knowledge of any event that has resulted or could reasonably be expected to result in the occurrence of an Extraordinary Event, the Corporation shall provide RCAP with prompt written notice of such event and, in the case of the Extraordinary Events described in clauses (i), (ii) or (iii) of the definition of an Extraordinary Event, shall provide such notice at least 30 days prior to the occurrence of such Extraordinary Event to the extent practicable (any such notice, an “Extraordinary Event Notice”). RCAP agrees to maintain the confidentiality of any information provided to it pursuant an Extraordinary Event Notice; provided, however, that RCAP may disclose such information if it is legally compelled to do so.

(b)          If the Corporation enters into a merger or other acquisition agreement the consummation of which will constitute an Extraordinary Event, the Corporation shall cause such agreement to provide that RCAP shall be permitted to Exchange the Operating Subsidiaries Group Units held by RCAP for Class A Shares immediately prior to the closing of the merger or other acquisition agreement in order for RCAP to be able to receive the amount and type of consideration payable pursuant to such merger or other acquisition agreement to holders of Class A Shares. If any Person commences a tender offer or exchange offer for any of the outstanding shares of the Corporation’s stock the consummation of which will constitute an Extraordinary Event, the Corporation shall, at the request of RCAP, use reasonable best efforts to cause such Person to provide that the terms of such offer shall permit RCAP to Exchange its Operating Subsidiaries Group Units for Class A Shares at any time prior to the expiration of such tender offer or exchange offer in order for RCAP to participate in such tender offer or exchange offer.

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ARTICLE 3
Other Agreements; Miscellaneous

Section 3.01.         The Corporation will not, and will not cause or permit any Operating Subsidiary to, by issue or sale of securities or other voluntary action or inaction, avoid or seek to avoid the observance or performance of any of the terms of this Agreement. Each party hereto further agrees to use its commercially reasonable efforts to cause the Operating Subsidiaries to cooperate and to take such actions as may be required in order to give effect to and carry out the transactions contemplated herein.

Section 3.02.         Expenses. Each party hereto shall bear his or its own expenses in connection with the consummation of any of the transactions contemplated hereby, whether or not any such transaction is ultimately consummated, except that the Corporation shall bear any transfer taxes, stamp taxes or duties, or other similar taxes in connection with, or arising by reason of, any Exchange; provided, however, that if any certificate is to be issued pursuant to Section 2.01(e)(vi) in a name other than that of RCAP, then the Person or Persons requesting the issuance thereof shall pay to the Corporation the amount of any transfer taxes, stamp taxes or duties, or other similar taxes in connection with, or arising by reason of, such Exchange (but only to the extent such amount arises as a result of such certificate being issued in a name other than that of RCAP) or shall establish to the reasonable satisfaction of the Corporation that such tax has been paid or is not payable.

Section 3.03.         Notices. All notices, requests, consents and other communications hereunder (each, a “Notice”) to any party shall be in writing and shall be delivered in person or sent by facsimile (provided a copy is thereafter promptly delivered as provided in this Section 3.03) or nationally recognized overnight courier, addressed to such party at the address or facsimile number set forth below or such other address or facsimile number as may hereafter be designated in writing by such party to the other parties:

(a)          If to the Corporation:

405 Park Ave., 15th Floor
New York, NY 10022
Facsimile: (212) 415-6567
Attention: Legal Counsel

with a copy (which shall not constitute notice to the Corporation) to:

Proskauer Rose LLP
Eleven Times Square
New York, New York 10036
Facsimile: (212) 969-2900

Attention:     Peter M. Fass, Esq.

James P. Gerkis, Esq.

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(b)          if to RCAP, to:

405 Park Ave., 15th Floor
New York, NY 10022
Facsimile: (212) 415-6567
Attention: Legal Counsel

with a copy (which shall not constitute notice to RCAP) to:

Proskauer Rose LLP
Eleven Times Square
New York, New York 10036
Facsimile: (212) 969-2900

Attention:     Peter M. Fass, Esq.

James P. Gerkis, Esq.

Each Notice shall be deemed received on the date of receipt by the recipient thereof, if received prior to 5:00 p.m. in the place of receipt and such day is a Business Day; otherwise, such Notice shall be deemed not to have been received until the next succeeding Business Day in the place of receipt.

Section 3.04.         Joinder by Transferees. If RCAP validly transfers after the date hereof any or all of its Operating Subsidiaries Group Units and corresponding Class B Shares to any other Person in a transaction not in contravention of, and in accordance with, the LLC Agreements and this Agreement, then the transferee thereof shall have the right to execute and deliver a joinder to this Agreement, in form and substance reasonably satisfactory to the Corporation. Upon execution of any such joinder, such transferee shall, with respect to such transferred Operating Subsidiaries Group Units and Class B Shares, be entitled to all of the rights and bound by each of the obligations applicable to the relevant transferor hereunder; provided, however, that the transferor shall remain entitled to all of the rights and bound by each of the obligations with respect to Operating Subsidiaries Group Units and Class B Shares that were not so transferred.

Section 3.05.         Severability. The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof. If any provision of this Agreement, or the application thereof to any Person or entity or any circumstance, is found to be invalid or unenforceable in any jurisdiction, (a) a suitable and equitable provision shall be substituted therefor in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid or unenforceable provision and (b) the remainder of this Agreement and the application of such provision to other Persons or circumstances shall not be affected by such invalidity or unenforceability, nor shall such invalidity or unenforceability affect the validity or enforceability of such provision, or the application thereof, in any other jurisdiction.

Section 3.06.         Counterparts. This Agreement may be executed (including by facsimile transmission with counterpart pages) in one or more counterparts, each of which shall be deemed an original and all of which shall, taken together, be considered one and the same agreement, it being understood that both parties need not sign the same counterpart.

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Section 3.07.         Entire Agreement; No Third Party Beneficiaries. This Agreement (a) constitutes the entire agreement and supersedes all other prior agreements, both written and oral, among the parties with respect to the subject matter hereof and (b) is not intended to confer upon any Person, other than the parties hereto and any transferees or assignees thereof, any rights or remedies hereunder.

Section 3.08.         Further Assurances. Each party hereto shall execute, deliver, acknowledge and file such other documents and take such further actions as may be reasonably requested from time to time by any other party hereto to give effect to and carry out the transactions contemplated herein.

Section 3.09.         Injunctive Relief. Each party hereto acknowledges and agrees that the remedy at law for any breach of the covenants and agreements contained in this Agreement, including Articles 2 and 3, would be inadequate and that for any breach of such covenants and agreements, any non-breaching party shall, in addition to other remedies as may be available to it at law or in equity, or as provided for in this Agreement, be entitled to an injunction, restraining order, specific performance or other equitable relief (including, restraining the breaching party from committing or continuing to commit any violation of the covenants or agreements), without the necessity of posting a bond or furnishing other security. Each party hereto agrees that proof shall not be required that monetary damages for breach of the provisions of this Agreement would be difficult to calculate and that remedies at law would be inadequate.

Section 3.10.         Governing Law. This Agreement shall be governed by, construed and enforced in accordance with the law of the State of New York, without regard to the conflicts of law rules of such state.

Section 3.11.         Consent to Jurisdiction. The parties hereby agree that any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby shall be brought in any state or federal court in The City of New York, Borough of Manhattan, so long as one of such courts shall have subject matter jurisdiction over such suit, action or proceeding, and that any cause of action arising out of this Agreement shall be deemed to have arisen from a transaction of business in the State of New York, and each of the parties hereby irrevocably consents to the jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding and irrevocably waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding which is brought in any such court has been brought in an inconvenient form. Process in any such suit, action or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court. Without limiting the foregoing, each party agrees that service of process on such party as provided in Section 3.03 shall be deemed effective service of process on such party.

Section 3.12.         WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

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Section 3.13.         Amendments; Waivers. (a) Subject to the following sentence, (i) no provision of this Agreement may be amended unless such amendment is approved in writing by all the parties hereto, and (ii) no provision of this Agreement may be waived unless such waiver is in writing and signed by the party against whom the waiver is to be effective. Notwithstanding anything to the contrary contained herein, the approval of any subsequent assignees or transferees of RCAP in accordance with Section 3.14 shall not be required for any amendment or waiver of any provision of this Agreement unless this Agreement is being amended (or a provision thereof is being waived) so as to disproportionately adversely affect such assignees or transferees (in which case such amendment or waiver shall require the approval of such assignees or transferees holding a majority of the outstanding Group Equity Interests then held by the assignees or transferees so disproportionately adversely affected).

(b)          No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

Section 3.14.         Assignment. Neither this Agreement nor any of the rights or obligations hereunder shall be transferred or assigned (whether in whole or in part and by contract, operation of law or otherwise) by the Corporation without the prior written consent of RCAP. RCAP may, upon notice to the Corporation and in accordance with Section 3.04, transfer or assign (whether in whole or in part) any and all rights granted hereunder. This Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors, permitted assigns and transferees.

Section 3.15.         Tax Treatment. The parties to this Agreement intend that, to the extent this Agreement imposes obligations upon a particular LLC Agreement, this Agreement shall be treated as part of such LLC Agreement pursuant to Section 761(c) of the Code and Sections 1.704-1(b)(2)(ii)(h) and 1.761-1(c) of the Treasury Regulations promulgated thereunder. Except as otherwise required by applicable law: (a) the parties shall report an Exchange consummated hereunder as a taxable sale of Operating Subsidiaries Group Units by RCAP to the Corporation (in conjunction with an associated cancellation of Class B Shares); and (b) no party shall take a contrary position on any income tax return, amendment thereof or communication with a taxing authority.

[Signature page follows.]

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IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered, all as of the date first set forth above.

RCS CAPITAL CORPORATION

By:	/s/ William M. Kahane
Name:	William M. Kahane
Title:	Chief Executive Officer and Director

RCAP HOLDINGS, LLC

By:	/s/ Edward M. Weil
Name:	Edward M. Weil
Title:	Authorized Signatory

[Signature Page to Exchange Agreement]

SCHEDULE A

	Number of Units of Realty Capital Securities, LLC Owned Immediately Following the IPO	Number of Units of RCS Advisory Services, LLC Owned Immediately Following the IPO	Number of Units of American National Stock Transfer, LLC Owned Immediately Following the IPO
RCS Capital Corporation	2,500,000 Class A Units	2,500,000 Class A Units	2,500,000 Class A Units

RCAP Holdings, LLC	24,000,000 Class B Units	24,000,000 Class B Units	24,000,000 Class B Units